Exhibit 99.1

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

Mizuha Nakajima

Revolution PR for Digimarc

503-997-6045

mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

Digimarc Expects Delay in Filing 10-Q for Third Quarter

Delay due to continuing work on previously-announced accounting review

Beaverton, OR – Nov. 8, 2004 – Digimarc Corporation (NASDAQ: DMRC) today announced that the filing of its Form 10-Q for the quarter ended Sept. 30, 2004 will be delayed beyond the Securities and Exchange Commission’s filing deadline of November 9, 2004 in order to provide additional time for the Company and its independent auditors to finalize a review of accounting for software development and project costs at its Digimarc ID Systems business unit.

On Sept. 13, 2004, the Company announced that it was reviewing certain accounting practices and previously reported financial statements as a result of possible errors discovered by management of the Company in the accounting for software development costs and project capitalization and other project cost capitalization accounting practices at its Digimarc ID Systems business unit.  The Company now anticipates that these accounting errors will require a restatement of certain prior period financial statements for 2003 and 2004, but the Company has not yet reached a conclusion as to whether the impact on quarterly periods within 2002 will warrant a restatement.  The Company currently anticipates that the collective impact of the adjustments will be consistent with the aggregate range of $1.2 to $3.5 million provided in the Company’s press release issued on Sept. 13, 2004.

As soon as practicable following the completion of its accounting review, the Company intends to announce its final conclusions regarding its accounting issues and, as applicable, file amendments to certain of its previous filings with the Securities and Exchange Commission.  The filing of the Company’s Form 10-Q for the quarter ended Sept. 30, 2004 will be delayed pending the filing of such restatements of historical financial statements.

As a result of the Company’s delay in filing its Form 10-Q for the quarter ended Sept. 30, 2004, the Company expects to receive a standard notification from Nasdaq that it is not in compliance with the filing requirements for continued listing on Nasdaq and that its securities may be subject to delisting from the Nasdaq National Market.  In addition, if the Company receives such notification, the Company anticipates that Nasdaq will add a fifth character, “E”, to the Company’s trading symbol “DMRC.”  In response to any standard notification from Nasdaq regarding potential delisting, the Company will request a hearing before a Nasdaq Listing Qualifications Panel to address the filing delinquency and potential delisting of the Company’s common stock on the Nasdaq National Market.

The Company also announced that it is continuing its review, implementation and testing efforts under Section 404 of the Sarbanes-Oxley Act of 2002, including enhanced staff and consulting resources.  However, the focused application of critical resources to the Company’s on-going accounting review and the preparation of amended filings and ancillary documents are having a significant impact on its Section 404 compliance efforts.

The Company and its audit committee have notified, and engaged in initial discussions with, the Company’s independent auditors regarding the foregoing matters but no conclusions have yet been reached.  The Company is working closely with the Company’s independent auditors to address these matters.

Changed Address and Telephone Number of Principal Executive Offices

The Company’s address for its principal executive offices has been changed to 9405 SW Gemini Drive, Beaverton, Oregon  97008.  The new phone number for the Company is (503) 469-4800.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications. Digimarc provides products and services that enable the production of more than 60 million personal identification documents and driver licenses per year in 32 U.S. states and the District of Columbia and more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 180 issued U.S. patents with more than 3,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies.

The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London. Please go to www.digimarc.com for more Company information.

Securities Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This release contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements relating to the expected outcome of the Company’s on-going accounting review, statements regarding the anticipated nature and scope of the Company’s accounting errors, statements relating to the anticipated scope of the Company’s restatement of its financial statements, including the anticipated timing and filing of such restatements, statements relating to the timing of the Company’s filing of its Form 10-Q for the quarter ended Sept. 30, 2004, statements relating to the anticipated actions of Nasdaq and the Company in connection with the anticipated timing of the Company’s Form 10-Q for the quarter ended Sept. 30, 2004, statements relating to the nature and timing of the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and other statements of management’s opinion or expectations. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances.  Actual results may vary materially due to, among other things, the actual results of the on-going review into accounting errors, the actual timing and extent of the Company’s restatement of financial statements and filing of its Form 10-Q for the quarter ended Sept. 30, 2004 and the need for any follow-on actions in connection with the Company’s accounting practices, the impact of the Company’s anticipated restatement and the reaction to it from the Company’s stockholders and customers, and the actual timing and impact of the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends.  Digimarc is not obligated to (and expressly disclaims any obligation to) revise/update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.  More detailed information about risk factors that may affect actual results is set forth in filings by the Company with the Securities and Exchange Commission, including the Company’s Form 10-Q for the fiscal quarter ended June 30, 2004, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview”, “Critical Accounting Policies and Estimates”, “Liquidity and Capital Resources”, “Risks Related to Our Business” and “Risks Related to Our Market” and in Part I, Item 4 thereof (“Controls and Procedures”).

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